EXHIBIT 3.4
                                                                     -----------

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                               RXBAZAAR.COM, INC.


     RXBAZAAR.COM, INC., a corporation organized and existing under and by virtue of the General Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

     FIRST: That resolutions were duly adopted by unanimous written consent of the Board of Directors setting forth a proposed amendment to the Certificate of Incorporation, declaring the amendment to be advisable and directing the shareholders to consider the amendment and indicate their authorization by consent in writing. The resolution setting forth the text of the proposed amendment is as follows:

             "RESOLVED: That it is desirable and in the best interest of the Corporation to amend Article FOURTH of the Certificate of Incorporation of the Corporation by increasing the total number of authorized shares of capital stock to be as follows:

             CLASS OF STOCK          NUMBER OF SHARES               PAR VALUE
             --------------          ----------------               ---------

             Preferred               10,000,000                     $.0001

             Common                  60,000,000                     $0.001"


     SECOND: that thereafter, pursuant to the resolutions of the Board of Directors, the shareholders of the Corporation duly adopted this amendment in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, RXBAZAAR.COM, INC. has caused this Certificate to be executed this 15th day of February, 2001.


                                           RXBAZAAR.COM, INC.

                                           BY: /s/ C. Robert Cusick
                                              ----------------------------------
                                           NAME:   C. Robert Cusick
                                           TITLE:  Executive Vice President